Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-95973 of M & F Bancorp, Inc. on Form S-8 of our report dated March 30, 2005, relating to the financial statements and financial statement schedules of M&F Bancorp, Inc, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of M&F Bancorp, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina

March 30, 2005

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